Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-Relations@levi.com		NewsMediaRequests@levi.com

LEVI STRAUSS & CO. REPORTS FIRST-QUARTER 2024 FINANCIAL RESULTS
Q1 EARNINGS RESULTS ABOVE EXPECTATIONS
GROSS MARGIN OF 58.2% UP 240 BPS OVER PRIOR YEAR DRIVEN BY LOWER PRODUCT COSTS & FAVORABLE MIX SHIFT
GLOBAL DTC UP 7% INCLUDING 10% GROWTH IN THE U.S.
DILUTED LOSS PER SHARE OF $(0.03) DUE TO RESTRUCTURING CHARGES, ADJUSTED DILUTED EPS OF $0.26
COMPANY AFFIRMS 1-3% FY REVENUE GROWTH & RAISES EPS RANGE TO $1.17-$1.27

SAN FRANCISCO (April 3, 2024) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the first quarter ended February 25, 2024.
“We started the year strong delivering results above expectations, underscoring the power of the Levi’s brand and the progress we are making on our strategic priorities. Both newness and strength in our core offerings are fueling consumer demand and driving meaningful market share gains,” said Michelle Gass, President and CEO of Levi Strauss & Co. “The momentum in our global DTC business continues, with DTC up in all segments. Our efforts to stabilize our wholesale business are delivering results. We are on our way to transforming this company into a best-in-class DTC-first apparel retailer, setting the stage for our next phase of sustainable profitable growth.”
“The structural economics of our business improved in Q1 driven by significant gross margin expansion, disciplined expense controls and efficient working capital management,” said Harmit Singh, Chief Financial and Growth Officer of Levi Strauss & Co. “Our global productivity initiative, Project Fuel, is progressing well and improving the profitability of the company. Looking forward, we are encouraged by trends in our business, around the world, including in Europe. As a result, we are confident in our ability to return the topline to mid-single-digit growth in the second half of this year and are increasing our full year EPS expectations.”
Financial Highlights
•Net Revenues of $1.6 billion were 8% lower on both a reported and constant-currency basis versus Q1 2023 primarily due to the shift in wholesale shipments from Q2 to Q1 2023 from the U.S. ERP implementation. This shift negatively impacted Q1 2024 over 2023 by approximately $100 million or 6% of net revenues. In addition, excluding the impact of the exit of the Denizen business and Russia, net revenues would have been flat to prior year.
•In the Americas, net revenues decreased 11% on a reported and constant-currency basis. Adjusting for the shift in wholesale shipments and the exit of the Denizen business, both the Americas and the U.S. were up 2%.
•In Europe, net revenues decreased 7% on a reported basis and 8% on a constant-currency basis; factoring out the impact of the Russia business, net revenues decreased 5% on a constant-currency basis.
•Asia net revenues were in line with prior year on a reported basis and up 5% on a constant-currency basis, on top of 22% growth in the prior year, reflecting growth across most markets.

•Other Brands net revenues decreased 10% on both a reported and constant-currency basis.
•DTC (Direct to Consumer) net revenues increased 7% on a reported basis and 8% on a constant-currency basis. DTC growth exceeded total net revenues growth in all segments, including a 10% increase in the U.S. and a 4% increase in Europe, excluding Russia. Revenues from e-commerce grew 13% on a reported basis and 12% on a constant-currency basis reflecting double-digit growth across the Levi’s and Beyond Yoga brands. As a percentage of first quarter net revenues, DTC comprised a record 48% of total net revenues.
•Wholesale net revenues declined 18% on a reported basis and 19% on a constant-currency basis driven primarily by the $100 million negative shift in wholesale shipments from the U.S. ERP implementation from Q2 to Q1 2023. Global wholesale net revenues were down 9% to prior year when normalizing for the shift in wholesale shipments in Q1 2023.

	Net Revenues				Operating Income (loss)
	Three Months Ended		% Increase (Decrease)		Three Months Ended		% Increase (Decrease)
($ millions)	February 25, 2024	February 26, 2023	As Reported	Constant Currency	February 25, 2024	February 26, 2023	As Reported	Constant Currency
Americas	$736	$823	(11)%	(11)%	$133	$135	(2)%	(3)%
Europe	$423	$455	(7)%	(8)%	$104	$117	(12)%	(12)%
Asia	$289	$290	—%	5%	$48	$54	(10)%	(4)%
Other Brands	$109	$121	(10)%	(10)%	$(2)	$3	(162)%	(157)%

•Operating margin of (0.03)% was down from 9.3% in Q1 2023 as a result the restructuring charges taken in the current quarter related to our cost savings initiative, Project Fuel. Adjusted EBIT margin declined 200 basis points to 9.0% from 11.0% last year on a reported basis due to lower net revenues.
◦Gross margin was up 240 basis points to 58.2% from 55.8% in Q1 2023 primarily due to lower product costs and favorable mix shift.
◦Selling, general and administrative (SG&A) expenses were $791 million compared to $774 million in Q1 2023. Adjusted SG&A was $766 million compared to $757 million last year.
◦Restructuring charges were $116 million related to Project Fuel consisting primarily of severance and post-employment benefit charges.
•Interest and other expenses, net, which include foreign exchange losses, were $12 million in the aggregate compared to $18 million in Q1 2023.
•The effective income tax rate was 16.4% compared to 17.6% in Q1 2023.
•Net loss was $11 million compared to net income of $115 million in Q1 2023. Adjusted net income was $103 million compared to $135 million in Q1 2023.
•Diluted loss per share was $(0.03) compared to diluted earnings per share of $0.29 in Q1 2023. Adjusted diluted earnings per share was $0.26 compared to $0.34 in Q1 2023.

	Three Months Ended		Increase (Decrease) As Reported	Increase (Decrease) Constant Currency
($ millions, except per-share amounts)	February 25, 2024	February 26, 2023
Net revenues	$1,558	$1,689	(8)%	(8)%
Net (loss) income	$(11)	$115	(109)%	(109)%
Adjusted net income	$103	$135	(24)%	(23)%
Adjusted EBIT	$141	$185	(24)%	(23)%
Diluted (loss) earnings per share	$(0.03)	$0.29	(32)¢	(32)¢
Adjusted diluted earnings per share	$0.26	$0.34	(8)¢	(7)¢
Additional information regarding Adjusted SG&A, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted diluted earnings per share, as well as amounts presented on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.
Balance Sheet Review as of February 25, 2024
•Cash and cash equivalents were $517 million, while total liquidity was approximately $1.5 billion.
•Total inventories decreased 14% on a dollar basis and 21% excluding the impact of the modification of terms with the majority of our suppliers that results in the company taking ownership of inventory for goods being brought into the Americas closer to the point of shipment rather than destination.
Additional information regarding leverage ratio, which is a non-GAAP financial measure, is provided at the end of this press release.
Shareholder Returns
The company returned approximately $73 million to shareholders in the first quarter, including:
•Dividends of $48 million, representing a dividend of $0.12 per share.
•Share repurchases of $25 million, reflecting 1.5 million shares retired.
As of February 25, 2024, the company had $656 million remaining under its current share repurchase authorization, which has no expiration date.
The company has declared a dividend of $0.12 per share, totaling approximately $48 million. The dividend is payable in cash on May 23, 2024 to the holders of record of Class A common stock and Class B common stock at the close of business on May 9, 2024.
Updated Fiscal 2024 Guidance
•Company reaffirms reported net revenues are expected to be up 1% to 3% year-over-year.
•Adjusted diluted EPS is now expected to be between $1.17 to $1.27 vs. $1.15 to $1.25 previously.
•More details will be provided during the earnings conference call.
This outlook also assumes no significant worsening of macro-economic pressures on the consumer, inflationary pressures, supply chain disruptions, or currency impacts. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Investor Conference Call
To access the conference call, please pre-register on
https://register.vevent.com/register/BIa7581815e23849aeb508219047dcf7de and you will receive confirmation with dial-in details. A live webcast of the event can be accessed on

https://edge.media-server.com/mmc/p/z6wcpcit/.

A replay of the webcast will be available on http://investors.levistrauss.com starting approximately two hours after the event and archived on the site for one quarter.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, Denizen® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,200 brand-dedicated stores and shop-in-shops. Levi Strauss & Co.'s reported 2023 net revenues were $6.2 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contain, in addition to historical information, forward-looking statements, including statements related to: future financial results, including the company's expectations for the full fiscal year 2024 net revenues, adjusted diluted earnings per share and effective tax rate; the ongoing restructuring of our operations and our ability to achieve any anticipated cost savings associated with such restructuring; inflationary pressures; fluctuations in foreign currency exchange rates; global economic conditions; supply chain constraints and disruptions; future dividend payments; future share repurchases; performance of our wholesale and DTC businesses; future inventory levels and our ability to execute against our long-term business strategies. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2023 and its Quarterly Reports on Form 10-Q for the quarter ended February 25, 2024, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin, Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow and return on invested capital to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted SG&A, Adjusted SG&A margin, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), Adjusted EBITDA, Adjusted net income (both reported and on a constant-currency basis), Adjusted net income margin (both reported and on a constant-currency basis), Adjusted diluted earnings per share (both reported and on a constant-currency basis) and constant-currency net revenues, Adjusted free cash flow, and return on invested capital, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-

currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. Constant-currency results do not eliminate the transaction currency impact, which primarily include the realized and unrealized gains and losses recognized from the measurement and remeasurement of purchases and sales of products in a currency other than the functional currency. Additionally, gross margin is impacted by gains and losses related to the procurement of inventory, primarily products sourced in EUR and USD, by the company's global sourcing organization on behalf of its foreign subsidiaries.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 25, 2024	November 26, 2023

	(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$516.7	$398.8
Trade receivables, net	661.6	752.7
Inventories	1,150.4	1,290.1
Other current assets	196.1	196.0
Total current assets	2,524.8	2,637.6
Property, plant and equipment, net	673.8	680.7
Goodwill	296.1	303.7
Other intangible assets, net	266.2	267.6
Deferred tax assets, net	761.7	729.5
Operating lease right-of-use assets, net	1,021.5	1,033.9
Other non-current assets	417.4	400.6
Total assets	$5,961.5	$6,053.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	497.6	567.9
Accrued salaries, wages and employee benefits	180.9	214.9
Accrued sales returns and allowances	172.5	189.8
Short-term operating lease liabilities	245.6	245.5
Other accrued liabilities	673.8	569.4
Total current liabilities	1,770.4	1,787.5
Long-term debt	1,006.0	1,009.4
Long-term operating lease liabilities	897.8	913.1
Long-term employee related benefits and other liabilities	311.2	297.2
Total liabilities	3,985.4	4,007.2

Commitments and contingencies

Stockholders’ Equity:
Common stock — $0.001 par value; 1,200,000,000 Class A shares authorized, 102,412,794 shares and 102,104,670 shares issued and outstanding as of February 25, 2024 and November 26, 2023, respectively; and 422,000,000 Class B shares authorized, 295,616,438 shares and 295,243,353 shares issued and outstanding, as of February 25, 2024 and November 26, 2023, respectively	0.4	0.4
Additional paid-in capital	692.3	686.7
Accumulated other comprehensive loss	(383.3)	(390.9)
Retained earnings	1,666.7	1,750.2
Total stockholders’ equity	1,976.1	2,046.4
Total liabilities and stockholders’ equity	$5,961.5	$6,053.6

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	February 25, 2024	February 26, 2023

	(Dollars in millions, except per share amounts) (Unaudited)
Net revenues	$1,557.6	$1,688.9
Cost of goods sold	651.1	746.6
Gross profit	906.5	942.3
Selling, general and administrative expenses	790.7	773.5
Restructuring charges, net	116.2	11.4
Operating (loss) income	(0.4)	157.4
Interest expense	(10.0)	(10.7)
Other expense, net	(2.3)	(7.5)
(Loss) income before income taxes	(12.7)	139.2
Income tax (benefit) expense	(2.1)	24.5
Net (loss) income	$(10.6)	$114.7
(Loss) earnings per common share attributable to common stockholders:
Basic	$(0.03)	$0.29
Diluted	$(0.03)	$0.29
Weighted-average common shares outstanding:
Basic	398,941,172	395,956,182
Diluted	398,941,172	400,360,529

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2024 are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 25, 2024	February 26, 2023

	(Dollars in millions) (Unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(10.6)	$114.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	44.6	39.6
Goodwill impairment	5.5	—
Property, plant, equipment impairment, and early lease terminations, net	—	14.9
Stock-based compensation	18.7	17.6
Deferred income taxes	(32.7)	(7.9)
Other, net	3.4	(2.8)
Net change in operating assets and liabilities	257.1	(336.9)
Net cash provided by (used for) operating activities	286.0	(160.8)
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(71.6)	(110.9)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, net	0.8	21.0
Proceeds from sale, maturity and collection of short-term investments	—	70.8
Other investing, net	(0.9)	—
Net cash used for investing activities	(71.7)	(19.1)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	—	150.0
Repurchase of common stock	(25.0)	(8.1)
Tax withholdings on equity awards	(15.3)	(18.6)
Dividends to stockholders	(47.9)	(47.6)
Other financing activities, net	(6.3)	2.1
Net cash (used for) provided by financing activities	(94.5)	77.8
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1.9)	(5.7)
Net increase (decrease) in cash and cash equivalents and restricted cash	117.9	(107.8)
Beginning cash and cash equivalents	398.8	429.6
Ending cash and cash equivalents	$516.7	$321.8

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$26.3	$39.3
Supplemental disclosure of cash flow information:
Cash paid for income taxes during the period, net of refunds	17.4	1.7

The notes accompanying the consolidated financial statements in the company's Form 10-Q for the first quarter of fiscal 2024 are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2024
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 3, 2024, discussing the company’s financial condition and results of operations as of and for the quarter and year ended February 25, 2024.
We define the following non-GAAP measures as follows:

Most comparable GAAP measure	Non-GAAP measure	Non-GAAP measure definition
Selling, general and administration (“SG&A”) expenses	Adjusted SG&A	SG&A expenses excluding acquisition and integration related charges, property, plant, and equipment, right-of-use asset impairment, and early lease terminations, net and restructuring related charges, severance and other, net
SG&A margin	Adjusted SG&A margin	Adjusted SG&A as a percentage of net revenues
Net (loss) income	Adjusted EBIT	Net (loss) income excluding income tax (benefit) expense, interest expense, other expense (income), net, acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment and early lease terminations, net, goodwill and other intangible asset impairment charges, and restructuring and restructuring related charges, severance and other, net
Net (loss) income margin	Adjusted EBIT margin	Adjusted EBIT as a percentage of net revenues
Net (loss) income	Adjusted EBITDA	Adjusted EBIT excluding depreciation and amortization expense
Net (loss) income	Adjusted net income	Net (loss) income excluding acquisition and integration related charges, property, plant, equipment, right-of-use asset impairment charges and early lease terminations, net, goodwill and other intangible asset impairment charges, restructuring and restructuring related charges, severance and other, net, adjusted to give effect to the income tax impact of such adjustments.
Net (loss) income margin	Adjusted net income margin	Adjusted net income as a percentage of net revenues
Diluted (loss) earnings per share	Adjusted diluted earnings per share	Adjusted net (loss) income per weighted-average number of diluted common shares outstanding

Adjusted SG&A:

	Three Months Ended
	February 25, 2024	February 26, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Selling, general and administrative expenses	$790.7	$773.5

Non-GAAP measure:
Selling, general and administrative expenses	$790.7	$773.5
Acquisition and integration related charges(1)	(4.0)	(1.3)
Property, plant, equipment, right-of-use asset impairment, and early lease terminations, net(2)	—	(14.7)
Goodwill and other intangible asset impairment charges(3)	(5.5)	—
Restructuring related charges, severance and other, net(4)	(15.4)	(0.5)
Adjusted SG&A	$765.8	$757.0

SG&A margin	50.8%	45.8%
Adjusted SG&A margin	49.2%	44.8%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month period ended February 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net includes $18.2 million in charges related to the impairment of capitalized internal-use software, as a result of the decision to discontinue certain technology projects, net of a $3.5 million gain on the early termination of store leases related to the Russia-Ukraine crisis.
(3)For the three-month period ended February 25, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related our footwear business.
(4)For the three-month period ended February 25, 2024, restructuring related charges, severance, and other, net primarily relates to consulting costs associated with our restructuring initiative of $10.1 million, other executive separation charges and legal settlements of $3.7 million and transaction and deal related costs of $1.0 million.

Adjusted EBIT and Adjusted EBITDA:
The following table presents a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBIT and Adjusted EBITDA for each of the periods presented.

	Three Months Ended		Twelve Months Ended
	February 25, 2024	February 26, 2023	February 25, 2024	February 26, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net (loss) income	$(10.6)	$114.7	$124.3	$488.0

Non-GAAP measure:
Net (loss) income	$(10.6)	$114.7	$124.3	$488.0
Income tax (benefit) expense	(2.1)	24.5	(11.0)	54.9
Interest expense	10.0	10.7	45.2	32.2
Other expense (income), net	2.3	7.5	37.0	(5.4)
Acquisition and integration related charges(1)	4.0	1.3	7.7	5.2
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	—	14.7	48.7	39.7
Goodwill and other intangible asset impairment charges(3)	5.5	—	95.7	11.6
Restructuring and restructuring related charges, severance and other, net(4)	131.6	11.9	162.6	34.2
Adjusted EBIT	$140.7	$185.3	$510.2	$660.4
Depreciation and amortization	43.5	38.4	165.9	155.1
Adjusted EBITDA	$184.2	$223.7	$676.1	$815.5

Net (loss) income margin	(0.7)%	6.8%
Adjusted EBIT margin	9.0%	11.0%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month period ended February 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net includes $18.2 million in charges related to the impairment of capitalized internal-use software, as a result of the decision to discontinue certain technology projects, net of a $3.5 million gain on the early termination of store leases related to the Russia-Ukraine crisis.
(3)For the three-month period ended February 25, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related our footwear business.
(4)For the three-month period ended February 25, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $116.2 million related to Project Fuel, consulting costs associated with our restructuring initiative of $10.1 million, other executive separation charges and legal settlements of $3.7 million and transaction and deal related costs of $1.0 million.
For the three-month period ended February 26, 2023, restructuring and restructuring related charges, severance and other, net includes net restructuring charges of $11.4 million recognized in connection with the 2022 restructuring initiative.

Adjusted Net Income:

	Three Months Ended		Twelve Months Ended
	February 25, 2024	February 26, 2023	February 25, 2024	February 26, 2023

	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net (loss) income	$(10.6)	$114.7	$124.3	$488.0

Non-GAAP measure:
Net (loss) income	$(10.6)	$114.7	$124.3	$488.0
Acquisition and integration related charges(1)	4.0	1.3	7.7	5.2
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(2)	—	14.7	48.7	39.7
Goodwill and other intangible asset impairment charges(3)	5.5	—	95.7	11.6
Restructuring and restructuring related charges, severance and other, net(4)	131.6	11.9	162.6	34.2
Pension settlement loss	—	—	19.0	—
Unrealized gains on marketable securities	—	—	—	(19.9)
Tax impact of adjustments(5)	(27.8)	(7.7)	(49.5)	(9.2)
Adjusted net income	$102.7	$134.9	$408.5	$549.6

Net (loss) income margin	(0.7)%	6.8%
Adjusted net income margin	6.6%	8.0%
_____________
(1)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(2)For the three-month period ended February 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net includes $18.2 million in charges related to the impairment of capitalized internal-use software, as a result of the decision to discontinue certain technology projects, net of a $3.5 million gain on the early termination of store leases related to the Russia-Ukraine crisis.
(3)For the three-month period ended February 25, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related our footwear business.
(4)For the three-month period ended February 25, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $116.2 million related to Project Fuel, consulting costs associated with our restructuring initiative of $10.1 million, other executive separation charges and legal settlements of $3.7 million and transaction and deal related costs of $1.0 million.
For the three-month period ended February 26, 2023, restructuring and restructuring related charges, severance and other, net includes net restructuring charges of $11.4 million recognized in connection with the 2022 restructuring initiative.
(5)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Diluted Earnings per Share:

	Three Months Ended
	February 25, 2024	February 26, 2023

	(Unaudited)
Most comparable GAAP measure:
Diluted (loss) earnings per share(1)	$(0.03)	$0.29

Non-GAAP measure:
Diluted (loss) earnings per share	$(0.03)	$0.29
Acquisition and integration related charges(2)	0.01	—
Property, plant, equipment, right-of-use asset impairment and early lease terminations, net(3)	—	0.04
Goodwill and other intangible asset impairment charges(4)	0.02	—
Restructuring and restructuring related charges, severance and other, net(5)	0.33	0.03
Tax impact of adjustments(6)	(0.07)	(0.02)
Adjusted diluted earnings per share(1)	$0.26	$0.34
_____________
(1)For the three-month period ending February 25, 2024, 398.9 million shares were used in the calculation of diluted loss per share and 402.6 million were used in the calculation of adjusted diluted earnings per share. The dilutive effect of stock awards of 3.6 million were not included in the calculation of diluted loss per share as the inclusion of these securities would have been anti-dilutive.
(2)Acquisition and integration related charges includes acquisition-related compensation subject to the continued employment of certain Beyond Yoga® employees. In the first quarter of 2024, their employment ceased, resulting in the acceleration of the remaining compensation.
(3)For the three-month period ended February 26, 2023, property, plant, equipment, right-of-use asset impairment, and early lease terminations, net includes $18.2 million in charges related to the impairment of capitalized internal-use software, as a result of the decision to discontinue certain technology projects, net of a $3.5 million gain on the early termination of store leases related to the Russia-Ukraine crisis.
(4)For the three-month period ended February 25, 2024, goodwill and other intangible asset impairment charges includes the recognition of a $5.5 million goodwill impairment charge related our footwear business.
(5)For the three-month period ended February 25, 2024, restructuring and restructuring related charges, severance, and other, net primarily includes net restructuring charges of $116.2 million related to Project Fuel, consulting costs associated with our restructuring initiative of $10.1 million, other executive separation charges and legal settlements of $3.7 million and transaction and deal related costs of $1.0 million.
For the three-month period ended February 26, 2023, restructuring and restructuring related charges, severance and other, net includes net restructuring charges of $11.4 million recognized in connection with the 2022 restructuring initiative.
(6)Tax impact calculated using the annual effective tax rate, excluding discrete costs and benefits.

Adjusted Free Cash Flow:
We define Adjusted free cash flow, a non-GAAP financial measure, as net cash flow from operating activities less purchases of property, plant and equipment. We believe Adjusted free cash flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses and investment in our business. We believe Adjusted free cash flow is useful to investors because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.
The following table presents a reconciliation of net cash flow from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted free cash flow for each of the periods presented.

	Three Months Ended
	February 25, 2024	February 26, 2023

	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by (used for) operating activities	$286.0	$(160.8)
Net cash used for investing activities	(71.7)	(19.1)
Net cash (used for) provided by financing activities	(94.5)	77.8
Non-GAAP measure:

Net cash provided by (used for) operating activities	$286.0	$(160.8)
Purchases of property, plant and equipment	(71.6)	(110.9)
Adjusted free cash flow	$214.4	$(271.7)

Return on Invested Capital:
We define Return on invested capital ("ROIC") as the trailing four quarters of Adjusted net income before interest and after taxes divided by the average trailing five quarters of total invested capital. We define earnings before interest and after taxes as Adjusted net income plus interest expense and income tax expense less an income tax adjustment. We define total invested capital as total debt plus shareholders' equity less cash and short-term investments. We believe ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.
Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric Adjusted net income. Although ROIC is a standard financial metric, numerous methods exist for calculating a company's ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP.
The table below sets forth the calculation of ROIC for each of the periods presented.

	Trailing Four Quarters
	February 25, 2024	February 26, 2023

	(Dollars in millions)
	(Unaudited)
Net income	$124.3	$488.0

Numerator
Adjusted net income(1)	$408.5	$549.6
Interest expense	45.2	32.2
Adjusted income tax expense	38.5	64.2
Adjusted net income before interest and taxes	492.2	646.0
Income tax adjustment(2)	(42.3)	(67.6)
Adjusted net income before interest and after taxes	$449.9	$578.4
_____________
(1)Adjusted net income is reconciled from net income which is the most comparable GAAP measure. Refer to Adjusted Net Income table for more information.
(2) Tax impact calculated using the trailing four quarters effective tax rate, excluding discrete costs and benefits

	Average Trailing Five Quarters
	February 25, 2024	February 26, 2023

	(Dollars in millions)
	(Unaudited)
Denominator
Total debt, including operating lease liabilities	$2,179.8	$2,163.5
Shareholders' equity	1,973.8	1,830.4
Cash and Short-term investments	(400.7)	(579.4)
Total invested Capital	$3,752.9	$3,414.5

Net income to Total invested capital	3.3%	14.3%
Return on Invested Capital	12.0%	16.9%

Constant-Currency:
We calculate constant-currency amounts by translating local currency amounts in the comparison period at actual foreign exchange rates for the current period.
Constant-Currency Net Revenues:
The table below sets forth the calculation of net revenues by segment on a constant-currency basis for the comparison period applicable to the three-month period ended February 25, 2024:

	Three Months Ended
	February 25, 2024	February 26, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,557.6	$1,688.9	(7.8)%
Impact of foreign currency exchange rates	—	(0.8)	*
Constant-currency net revenues	$1,557.6	$1,688.1	(7.7)%

Americas
As reported	$735.8	$823.0	(10.6)%
Impact of foreign currency exchange rates	—	7.9	*
Constant-currency net revenues - Americas	$735.8	$830.9	(11.4)%

Europe
As reported	$423.5	$455.1	(7.0)%
Impact of foreign currency exchange rates	—	5.2	*
Constant-currency net revenues - Europe	$423.5	$460.3	(8.0)%

Asia
As reported	$288.8	$289.5	(0.3)%
Impact of foreign currency exchange rates	—	(14.4)	*
Constant-currency net revenues - Asia	$288.8	$275.1	5.0%

Other Brands
As reported	$109.5	$121.3	(9.7)%
Impact of foreign currency exchange rates	—	0.5	*
Constant-currency net revenues - Other Brands	$109.5	$121.8	(10.1)%
___________
* Not meaningful

The table below sets forth the calculation of net revenues by channel on a constant-currency basis for the comparison period applicable to the three-month period ended February 25, 2024:

	Three Months Ended
	February 25, 2024	February 26, 2023	% Increase (Decrease)

	(Dollars in millions)
	(Unaudited)
Total net revenues
As reported	$1,557.6	$1,688.9	(7.8)%
Impact of foreign currency exchange rates	—	(0.8)	*
Constant-currency net revenues	$1,557.6	$1,688.1	(7.7)%

Wholesale
As reported	$803.5	$984.9	(18.4)%
Impact of foreign currency exchange rates	—	3.5	*
Constant-currency net revenues - Wholesale	$803.5	$988.4	(18.7)%

DTC
As reported	$754.1	$704.0	7.1%
Impact of foreign currency exchange rates	—	(4.3)	*
Constant-currency net revenues - DTC	$754.1	$699.7	7.8%
___________
* Not meaningful

Constant-Currency Adjusted EBIT and Constant Currency Adjusted EBIT margin:

	Three Months Ended
	February 25, 2024	February 26, 2023	% (Decrease)

	(Dollars in millions)
	(Unaudited)
Adjusted EBIT(1)	$140.7	$185.3	(24.1)%
Impact of foreign currency exchange rates	—	(1.6)	*
Constant-currency Adjusted EBIT	$140.7	$183.7	(23.4)%

Adjusted EBIT margin	9.0%	11.0%	(18.2)%
Impact of foreign currency exchange rates	—	(0.1)	*
Constant-currency Adjusted EBIT margin(2)	9.0%	10.9%	(17.4)%
_____________
(1)Adjusted EBIT is reconciled from net (loss) income which is the most comparable GAAP measure. Refer to Adjusted EBIT and Adjusted EBITDA table for more information.
(2)We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Constant-Currency Adjusted Net Income and Adjusted Diluted Earnings per Share:

	Three Months Ended
	February 25, 2024	February 26, 2023	% (Decrease)

	(Dollars in millions, except per share amounts)
	(Unaudited)
Adjusted net income(1)	$102.7	$134.9	(23.9)%
Impact of foreign currency exchange rates	—	(2.2)	*
Constant-currency Adjusted net income	$102.7	$132.7	(22.6)%
Constant-currency Adjusted net income margin(2)	6.6%	7.9%

Adjusted diluted earnings per share	$0.26	$0.34	(23.5)%
Impact of foreign currency exchange rates	—	(0.01)	*
Constant-currency Adjusted diluted earnings per share	$0.26	$0.33	(21.2)%
_____________
(1)Adjusted net income is reconciled from net (loss) income which is the most comparable GAAP measure. Refer to Adjusted net income table for more information.
(2)We define constant-currency Adjusted net income margin as constant-currency Adjusted net income as a percentage of constant-currency net revenues.
* Not meaningful